EXHIBIT 21
                               HECHINGER COMPANY

                         SUBSIDIARIES OF THE REGISTRANT

                                                            STATE OF
NAME                                                        INCORPORATION
----                                                        -------------
Hechinger Company                                           Delaware
Hechinger Stores Company                                    Delaware
Hechinger Stores East Coast Company                         Delaware
Hechinger Investment Company of Delaware                    Delaware
Hechinger Royalty Company                                   Delaware
Hechinger International, Inc.                               Delaware
Hechinger Property Company                                  Delaware
Hechinger Financial Holdings Company                        Delaware
Hechinger Finance Inc.                                      Delaware
Pennsy, Inc.                                                Delaware
HS Square, Inc.                                             Delaware
Hechinger Towers Company                                    Delaware
Philprop Holding Company                                    Pennsylvania
Manprop Holding Company                                     Virginia
Bucksprop Holding Company                                   Pennsylvania
HProp, Inc.                                                 Delaware
RemProp, Inc.                                               Delaware